UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 15, 2007

ELKCORP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5341		75-1217920

(State or Other Jurisdiction	(Commission		(IRS Employer
of Incorporation)	File Number)		Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas			75254-1491

(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:		(972) 851-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On January 15, 2007, ElkCorp, a Delaware corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Agreement”) with CGEA Investor, Inc., a Delaware corporation (“Offeror”), and CGEA Holdings, Inc., a Delaware corporation (“Parent”) which amends and restates the Agreement and Plan of Merger, among the same parties, dated as of December 18, 2006. Parent and Offeror are owned directly or indirectly by Carlyle Partners IV, L.P. (the “Sponsor”), a private equity fund affiliated with The Carlyle Group.

     Under the terms of the Amended and Restated Agreement, Offeror will commence a tender offer (the “Tender Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $1.00 per share (the “Shares”) for $40.50 per Share, net to the seller in cash. The closing of the Tender Offer and Offeror’s obligation to pay for all Shares tendered is subject to certain conditions. Specifically, Offeror is not obligated to purchase any tendered Shares if: there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which represents more than one-half of the number of Shares outstanding on a fully diluted basis; the Company shall not have in all material respects performed all obligations and complied with all covenants required by the Amended and Restated Agreement to be performed or complied with by it prior to the expiration date of the Offer; there occurs any fact, circumstance, event, change, effect or occurrence that has or would be reasonably likely to have a “Company Material Adverse Effect” (as defined in the Amended and Restated Agreement); a governmental entity shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Offer or the Merger (as defined below); the Amended and Restated Agreement shall have been terminated by the Company, Offeror or Parent in accordance with its terms; or any of the representations and warranties of the Company shall not be true and correct in all respects as of the date upon which such representations and warranties must be true and correct (subject to certain exceptions as specified in the Amended and Restated Agreement) except where the failure to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

     The Amended and Restated Agreement also provides that following completion of the Tender Offer, the parties will complete a second-step merger (the “Merger”) in which all remaining Shares will be cancelled and converted into $40.50 per share, without interest, or such higher amount as may be paid for Shares in the Tender Offer. The Merger is subject only to the following conditions: if stockholder approval is required, adoption of the Amended and Restated Agreement by holders of a majority of outstanding Shares (which approval will be guaranteed if at such time Parent, Offeror or another direct or indirect wholly owned subsidiary of Parent own a majority of the outstanding Shares); the absence of any injunction or other order prohibiting the completion of the Merger; and Offeror having purchased the Shares tendered pursuant to the Tender Offer.

     The parties have agreed that if, following completion of the Tender Offer, Parent, Offeror or any direct or indirect subsidiary of Parent, own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Company stockholders pursuant to Delaware’s “short form” merger statute.

     In the Amended and Restated Agreement, the Company also granted Parent and Offeror, subject to certain conditions and limitations, an irrevocable option, to be exercised after comple-

tion of the Tender Offer, to acquire a number of Shares, not to exceed maximum numbers, that, when added to the number of Shares owned by Parent, Offeror or any direct or indirect subsidiary of Parent or Offeror at the time of the exercise of the option, constitutes one share more than 90% of the number of Shares that will be outstanding after giving effect to the exercise of the option, at a price per Share equal to the amount paid for Shares pursuant to the Tender Offer (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s short form merger statute at a time when the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Parent’s and Offeror’s ownership of a majority of the Shares following completion of the Tender Offer.

     The Amended and Restated Agreement also provides that upon the payment by Parent or Offeror for all Shares tendered pursuant to the Tender Offer which represent at least a majority of the Shares outstanding, and from time to time thereafter as Shares are acquired by Parent or Offeror, Parent will be entitled to designate a number of directors equal to the percentage of Shares owned relative to the total number of outstanding Shares, rounded to the next whole number. However, until the Merger occurs, the Company’s board of directors will contain at least three of the Company’s current directors who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the federal securities laws) of Parent (“Independent Directors”). In addition, after Parent’s designees are elected or appointed to the Company’s board of directors and prior to the completion of the Merger, approval by a majority of the Independent Directors will be required to enter into any affiliate transactions with Parent, Offeror and any of their affiliates, amend or terminate the Amended and Restated Agreement on behalf of the Company, exercise or waive any of the Company’s rights or remedies under the Amended and Restated Agreement, extend the time for performance of Parent or Offeror’s obligations under the Amended and Restated Agreement, or take any other action by the Company in connection with the Amended and Restated Agreement or transactions contemplated by the Amended and Restated Agreement required to be taken by the Company’s board of directors.

     The Company has made certain representations and warranties in the Amended and Restated Agreement and agreed to certain covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or may reasonably be expected to become, superior to the transactions contemplated by the Amended and Restated Agreement.

     Offeror and Parent have obtained an equity commitment from the Sponsor, and debt financing commitments from Bank of America, N.A., Merrill Lynch Capital Corporation, Inc. and General Electric Capital Corporation and certain of their affiliates for the transactions contemplated by the Amended and Restated Agreement, to finance the transaction, including to pay the consideration payable to the Company’s stockholders in the Tender Offer and the Merger (including to holders of Company options and other equity incentives) and all related fees and expenses. Consummation of the Tender Offer and the Merger are not subject to a financing condition.

     The Amended and Restated Agreement may be terminated before consummation under a number of specified circumstances, including by the Company (1) in order to accept a Superior Proposal (as defined in the Amended and Restated Agreement) or (2) in the event that

Offeror terminates the Tender Offer or fails to accept shares validly tendered in the Tender Offer. Upon termination of the Amended and Restated Agreement, under specified circumstances, the Company will be required to reimburse Parent for the transaction expenses of Parent or Offeror up to $10 million and, under other specified circumstances (including the circumstances referred to in clause (1) above), the Company will be required to pay an affiliate of Parent a termination fee of $29 million (less any expenses previously reimbursed to Parent). In addition, under specified circumstances (including the circumstances referred to in clause (2) above), Parent will be required to pay the Company a termination fee of $35 million. The Sponsor has provided a written guarantee of Parent’s or Offeror’s obligation to pay any such fee.

     The foregoing summary of the Amended and Restated Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended and Restated Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     The information included under Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

     On January 16, 2007, the Company issued a press release announcing that it had entered into the Amended and Restated Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

     On January 16, 2007, Thomas D. Karol, the Company’s Chairman and CEO, sent a letter to ElkCorp employees announcing that the Company had entered into the Amended and Restated Agreement. A copy of the letter is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

     See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKCORP

By:	/s/ David G. Sisler

Name: David G. Sisler
	Title:	Senior Vice President, General Counsel
and Secretary

Date: January 16, 2007

INDEX OF EXHIBITS

Number	Exhibit

2.1	Amended and Restated Agreement and Plan of Merger, dated as of January 15,
2007, by and among CGEA Holdings, Inc., CGEA Investor, Inc., and ElkCorp.*
99.1	Press Release dated January 16, 2007 (incorporated by reference to the Company’s preliminary communications filed under cover of Schedule 14D-9 on January 16,
2007).
99.2	Letter, dated January 16, 2007, to ElkCorp employees (incorporated by reference to the Company’s preliminary communications filed under cover of Schedule 14D-
9 on January 16, 2007).

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.